SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MERUELO MADDUX PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5398955
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-137457

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1. Description of the Registrant’s Securities to be Registered

The description of the common stock of Meruelo Maddux Properties, Inc. (the “Registrant”) registered hereby is incorporated by reference from the “Description of Stock” section of the Registrant’s Form S-11 (Registration No. 333-137457) filed September 19, 2006, as amended, with the Securities and Exchange Commission. Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this registration statement.

ITEM 2. Exhibits

3	Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-11 filed September 19, 2006, as amended.

3.1	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-11 filed September 19, 2006, as amended.

3.2	Form of certificate representing the Common Stock, incorporated by reference to Exhibit 4 to the Registrant’s S-11 filed on September 19, 2006, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERUELO MADDUX PROPERTIES, INC.

Date: January 22, 2007	By:	/s/ Fred Skaggs
Name: Fred Skaggs
Title: Chief Financial Officer